                           LOAN AND SECURITY AGREEMENT



         THIS LOAN AND SECURITY AGREEMENT (this "Agreement" or "Loan Agreement') dated as of September 26, 2003, is made by and among MARITRANS INC., a Delaware corporation, and MARITRANS NAVIGATOR CO., a Nevada corporation, jointly and severally (individually and collectively, "Borrowers"), having their respective chief executive offices at Two Harbour Place, 302 Knights Run Avenue, Suite 1200, Tampa, Florida 33602, and PNC LEASING, LLC., a Delaware limited liability company having an office at Two PNC Plaza, 620 Liberty Avenue, Pittsburgh, PA 15222 ("Lender").

                              W I T N E S S E T H:

         1. Definitions. Unless the context otherwise requires, as used in this Agreement, the following terms shall have the respective meanings indicated below and shall be equally applicable to both the singular and the plural forms thereof. Capitalized terms not otherwise defined herein shall have the meaning given in the Loan Documents.

                  (a) "Applicable Law" shall mean all applicable Federal, state, local and foreign laws (including, without limitation, any Environmental Laws and any industrial hygiene and occupational safety or similar laws), ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, licenses and permits of any Governmental Authority.

                  (b) "Assignment of Demise Charters" means an Assignment of Charter Parties, Charter Hire and Earnings by Maritrans Navigator Co. in favor of Lender, with respect to the Vessel M/V NAVIGATOR, O.N. 537824.

                  (c) "Assignments of Insurances" means an Assignment of Vessel Insurances in favor of Lender, by Maritrans Navigator Co., on the vessel M/V NAVIGATOR.

                  (d) "Authorized Signer" shall mean those officers of Borrowers set forth on an incumbency certificate delivered by Borrowers to Lender, who are authorized and empowered to execute the Loan Documents.

                  (e) "Casualty Event of Loss" shall mean, with respect to a Vessel, the actual or constructive total loss of the Vessel due to sinking, breaking up, theft, destruction, damage beyond or damage from any reason whatsoever, to an extent which makes repair uneconomical, or rendition thereof unfit for normal use without repairs that, in the reasonable judgment of Borrower, would not be commercially reasonable to make.

                  (f) "Charter Agreements" means the Bareboat Charter Party dated October 25, 2001 between Maritrans Navigator Co. and Charterer, and any replacement bareboat charter accepted by Lender.

                  (g) "Charterer" means Maritrans Operating Company, L.P., and any other bareboat charterer of the Vessels approved by Lender.

                  (h) "Collateral" shall have the meaning given in Section 5.

                  (i) "Default" shall mean any event or condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

                  (j) "Default Rate" shall mean an annual interest rate equal to the lesser of the maximum interest rate permitted by Applicable Law and twelve percent (12%) per annum.

                  (k) "Documentation Fee" shall mean a documentation fee payable to Lender in the amount of $500.00.

                  (l) "Environmental Law" shall mean any Federal, state, or local statute, law, ordinance, code, rule, regulation, or order or decree regulating, relating to or imposing liability upon a Person in connection with the use, release or disposal of any hazardous, toxic or dangerous substance, waste, or material as same may relate to the Equipment or its operation.

                  (m) "Equipment" shall mean the Vessel and other item or items of personal property, together with all replacement parts, additions, attachments and accessories incorporated therein or affixed thereto, and all Equipment used in connection with or located on board the Vessel not a part of the Vessel for purposes of the Shipping Act, 46 U.S. Code, but customarily sold or transferred with the Vessel.

                  (n) "Event of Default" shall have the meaning specified in
Section 11 hereof.

                  (o) "Event of Loss" shall mean a Casualty Event of Loss or a Requisition Event of Loss.

                  (p) "Funding Date" shall mean the date on which the Loan is funded as provided herein.

                  (q) "GAAP" shall have the meaning specified in Section 17(f) hereof.

                  (r) "Governmental Action" shall mean all authorizations, consents, approvals, waivers, filings and declarations of any Governmental Authority, including, without limitation, those environmental and operating permits required for the ownership, lease, use and operation of the Equipment

                  (s) "Governmental Authority" shall mean any foreign, Federal, state, county, municipal or other governmental authority, agency, board or court.

                  (t) "Item of Equipment" shall mean each item of the Equipment

                  (u) "Installment(s)" shall mean the periodic payments of principal and/or interest due to repay the Note, and, where the context hereof requires, all such additional amounts as may from time to time be payable under any provision of the Loan Documents.

                  (v) "Lien" shall mean any mortgage, pledge, security interest, lien, encumbrance, or other charge of any kind whatsoever.

                  (w) "Loan" or "Loans" shall mean the advances represented by the Note.

                  (x) "Loan Documents" shall mean, collectively, this Agreement, the Note, the Preferred Marine Mortgage, the Assignment of Insurances, the Assignment of Demise Charters, and all other documents contemplated hereby and thereby and to be delivered in connection herewith and therewith.

                  (y) "Note" shall mean the Promissory Note in the principal amount of $6,500,000 by Borrowers, together with any extensions, modifications, renewals, refinancings or other restructurings thereof.

                  (z) "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from Borrowers to Lender under or in connection with this Agreement, the Note and other Loan Documents, and performance by Borrowers of all agreements, covenants and provisions contained herein and therein.

                  (aa) "Permitted Maritime Liens" shall mean any seaman's liens (including those of masters) for wages, maintenance and cure, salvage and general average Liens, stevedore's wages, tort liens (including personal injury and death) and Liens for necessaries incurred in the ordinary course and not delinquent, all of the foregoing Liens which are either unclaimed or covered by insurance (other than, and after giving effect to, any deductibles that the Borrowers may have on such insurance); provided, that, no such Permitted Maritime Lien shall be preferred or have priority over the lien of the Preferred Marine Mortgage unless it is specifically recognized as a "preferred maritime lien" under Chapter 13 of Title 46, United States Code, as amended (the "Code").

Nothing herein shall constitute a waiver or subordination by the mortgagee of the preferred status of the lien of the Preferred Marine Mortgage under the Code; and further provided, that, once any such Lien is claimed, the Borrowers shall be permitted to contest any such Lien in good faith by appropriate action promptly initiated and diligently conducted, if (i) such reserve as shall be required by GAAP shall be made therefore, or (ii) the Borrowers shall have arranged for a bond or insurance (other than, and after giving effect to, any deductibles that the Borrowers may have on such insurance) related to such Lien in a manner that is satisfactory to Lender in accordance with law and it does not involve any material risk of the seizure or sale of the Vessel.

                  (bb) "Person" shall mean any individual, partnership, corporation, business trust, unincorporated organization, joint stock company, estate, limited liability company, or any Governmental Authority.

                  (cc) "Preferred Marine Mortgage" shall mean a first preferred marine mortgage by Maritrans Navigator Co., as mortgagor of the vessel M/V NAVIGATOR in favor of Lender as mortgagee, covering 100% of the whole of Vessel.

                  (dd) "Prepayment Premium" shall mean, with respect to the Loan, the meaning given to it in the Note.

                  (ee) "Replacement Vessel" has the meaning given in Section 4(c) hereof.

                  (ff) "Requisition Event of Loss" shall mean, with respect to the Vessel, the condemnation, confiscation, nationalization or seizure of, or requisition of title to, the Vessel by any Governmental Authority.

                  (gg) "Term" shall mean the term of the Note.

                  (hh) "UCC" shall have the meaning set forth in Section 11(b)(ii) hereof.

                  (ii) "Vessel" shall mean the U.S. documented tug M/V NAVIGATOR, Official No. 537824, and her machinery, tools, anchors, boats, chairs, tackle, and all appurtenances, and all freights, hire, accounts, chattel paper and other earnings of said Vessel, and all proceeds including insurance proceeds relating thereto.

                  (jj) "Vessel Liens Certificates" means a Certificate of No Liens by Maritrans 250 Co., and a Certificate of No Liens by Maritrans Intrepid Co., as applicable, in form and substance acceptable to Lender.

         2. Loan. On the terms, and subject to the conditions hereof, Lender agrees, on the Funding Date, to fund a Loan to Borrowers in an amount not to exceed $6,500,000. The Loan shall bear interest (subject to the other provisions hereof relating to late payments and to the rate of interest that will apply following any acceleration of the principal of such Loan) at an interest rate equal to the Interest Rate as defined in the Note.

         3. Conditions to Borrowing. In addition to any other requirements set forth herein, the obligation of Lender to fund the Loan is subject to the prior fulfillment (or waiver, in Lender's sole discretion) of each of the following conditions precedent:

                  (a) Lender shall have received the original of this Agreement executed by Borrowers;

                  (b) Borrowers shall have executed and delivered to Lender the Note;

                  (c) Maritrans NAVIGATOR Co., shall have executed and delivered to Lender the Assignment of Insurances;

                  (d) Maritrans Navigator Co., shall have executed and delivered to Lender the Preferred Marine Mortgage covering the Vessel, which Preferred Marine Mortgage shall be filed with the U.S. Coast Guard National Vessel Documentation Center as a first and only Lien on the Vessel;

                  (e) Lender shall have received the Vessel Liens Certificate by Maritrans Navigator Co.;

                  (f) Lender shall have received the Assignment of Demise Charters executed by Maritrans Navigator Co. and acknowledged by Charterer;

                  (g) Lender shall have approved the Charter Agreement;

                  (h) Lender shall have received and approved insurance policies covering the Vessel;

                  (i) Lender shall have received certificates of insurance covering the Vessel naming Lender as additional or co-insured and loss payee;

                  (j) Lender shall have filed UCC Financing Statements naming Maritrans Navigator Co., as debtor, and describing the Collateral, and such other documents reasonably requested by Lender in order to assure the perfection and priority of its security interests in the Collateral;

                  (k) Lender and its counsel shall have been satisfied with the organizational documents of Borrowers and the structure of the relationships among Borrowers, Charterer and affiliates of Borrower;

                  (l) Lender shall have received certified resolutions of the Borrowers, and incumbency certificates, and all other documents requested by Lender hereunder, in form and substance satisfactory to Lender;

                  (m) There has been no material adverse change in the financial condition of Maritrans Inc., since June 30, 2003.

                  (n) Lender shall have received the Documentation Fee, which shall be fully earned and nonrefundable;

                  (o) Lender shall have received satisfactions of preferred mortgages covering the Vessel from any mortgagee of record, and satisfactions or releases of any claims of Lien of record against the Vessel, and UCC termination statements of any UCC filings covering any Collateral;

                  (p) Lender shall have received, in form and substance reasonably satisfactory to Lender, such other assurances, certificates, documents or consents related to the Loan as Lender may reasonably require; and

                  (q) Lender shall have received an opinion of counsel to Borrower in form and substance acceptable to Lender.

         4. Repayment.

                  (a) Borrowers shall pay the principal of the Loan and interest thereon on the terms set forth in the Note. All Installments shall be payable when due whether or not Borrowers have received any additional notice that such Installments are due. All Installments may be paid to Lender by wire transfer to the account identified below, or such account as may otherwise be directed by Lender in writing:

                           Bank:                 PNC Bank, N.A.
                           ABA Routing:          043 000 096
                           Account Name:         PNC Leasing, LLC
                           Account No:           1009 600 189
                           Reference:            (Maritrans Inc.)
                           ATTN:                 Leasing Accounting

                  (b) In the event that a Vessel shall suffer an Event of Loss, Borrowers shall prepay the principal of the Note plus (x) accrued interest on such amount to the date of prepayment plus (y) the Prepayment Premium applicable to such amount:

                        (i) with respect to a Casualty Event of Loss, on the earlier of (A) the date that is 120 days after the occurrence of such Casualty Event of Loss, and (B) the date that is ten (10) days after receipt by Borrowers of all insurance proceeds payable to Borrowers in respect thereof;

                        (ii) with respect to a Requisition Event of Loss effected by the government of the United States or any subdivision thereof, on the earlier of (A) the date that is ten (10) days after receipt by Borrowers of all compensation payable to any Borrower in respect thereof, and (B) the date that is ten (10) days after receipt by Borrowers of all insurance proceeds payable to Borrowers in respect thereof; or

                        (iii) with respect to a Requisition Event of Loss effected by any Governmental Authority other than the government of the United States or a subdivision thereof, on the earlier of (A) the date that is 180 days after the occurrence thereof, and (B) the date that is ten (10) days after receipt by Borrowers of all insurance proceeds payable to Borrowers in respect thereof.

                  (c) Notwithstanding Section 4(b)(i) above, in the event of a Casualty Event of Loss, Borrowers may, upon the written acceptance of Lender, in its sole discretion, substitute as Collateral for the Note, a vessel of equal or greater value, condition, utility and remaining useful life, acceptable to Lender in its sole discretion ("Replacement Vessel"), subject to all the terms and conditions hereof, including recording and perfection of a first preferred marine mortgage covering such Replacement Vessel, and provided, however, that Lender's security interests in such Replacement Vessel be perfected within ten
(10) days after the earlier of the dates set forth in Section 4(b)(i), and further provided that Lender's interest in the insurance proceeds related to such Casualty Event of Loss shall continue until filing of the first preferred marine mortgage on such Replacement Vessel. Upon such filing, such Replacement Vessel will constitute a "Vessel" for purposes of the Loan Documents.

         5. Security Agreement. In consideration of the Loan evidenced by the Note, and to secure the prompt payment and performance when due, whether by lapse of time, acceleration or otherwise of the Principal and Interest thereunder, and the performance and observance by Borrowers of the Obligations and the agreements, covenants and provisions contained herein and in the Loan Documents, Maritrans Navigator Co., does hereby grant to Lender a first priority security interest in, and acknowledge and agree that Lender has and shall continue to have a continuing security interest in, any and all right, title and interest of such Borrower in and to the Collateral consisting of: (i) the Vessel and all Equipment used in connection with or located on board the Vessel not a part of the Vessel for purposes of the Shipping Act, 46 U.S. Code but customarily sold or transferred with the Vessel; (ii) all related inventory, supplies, parts and spares; (iii) all freights, hire, charters, chattel paper, general intangibles and accounts with respect to the Vessel; (iv) all accessions, additions, replacements and substitutions relating to any of the foregoing; (v) all records relating thereto; and (vi) proceeds of the foregoing including, without limitation, insurance proceeds (collectively, the "Collateral"). Upon the occurrence of an Event of Default hereunder, Lender shall have with respect to the Collateral all rights and remedies available to a secured party under the Uniform Commercial Code, and the rights and remedies under the Loan Documents and under the Preferred Marine Mortgages securing the Note.

         6. Lease and Assignment.

                  (a) WITHOUT LENDER'S PRIOR WRITTEN CONSENT, NO BORROWER SHALL (EXCEPT AS EXPRESSLY PERMITTED UNDER THE PREFERRED MARINE MORTGAGE) (i) ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF, THE EQUIPMENT OR ANY INTEREST THEREIN, OR ASSIGN OR DELEGATE ITS RIGHTS OR OBLIGATIONS UNDER THE LOAN DOCUMENTS, OR (ii) LEASE OR LEND THE EQUIPMENT TO, OR PERMIT THE EQUIPMENT TO BE USED BY, ANYONE OTHER THAN A BORROWER OR A BORROWER'S QUALIFIED EMPLOYEES, PROVIDED, HOWEVER, THAT LENDER CONSENTS TO USE OF THE VESSEL BY CHARTERER SUBJECT IN EACH CASE TO LENDER'S SECURITY INTEREST UNDER THE LOAN DOCUMENTS.

                  (b) Lender may sell, transfer, grant participations in, assign and/or grant a security interest (any such transaction, a "Transfer"), in all or part of Lender's right, title and interest in the Note, and in the other Loan Documents as they relate to the Loan evidenced by the Note (including the security interests in favor of Lender securing such Loan). In the event of any Transfer, the relevant transferee shall have and may exercise, with respect to the Loan subject to such Transfer, all of Lender's rights hereunder, and NO BORROWER SHALL ASSERT AGAINST ANY SUCH PURCHASER, TRANSFEREE, ASSIGNEE OR

SECURED PARTY ANY DEFENSE, COUNTERCLAIM OR OFFSET THAT ANY BORROWER MAY HAVE AGAINST LENDER. Each Borrower agrees that upon written notice to such Borrower of any Transfer, such Borrower shall acknowledge receipt thereof in writing and provide confirmation to the transferee that the Loan Documents remain in full force and effect and the absence of any Default thereunder, and such other information as Lender or such transferee may reasonably require.

                  (c) Subject to the foregoing, all covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Lender and its successors and assigns and Borrowers and their successors and permitted assigns.

         7. Taxes. Borrowers shall pay when due any and all taxes, fees, levies, imposts, duties, assessments and public and private charges levied or assessed on or with respect to the Collateral, on the use thereof, or on this Agreement or any of the other Loan Documents (but excluding any (i) franchise taxes imposed on Lender generally, (ii) taxes imposed on Lender's net or gross income, and any taxes which are being contested in good faith (and for the payment of which adequate assurances in Lender's judgment have been provided to Lender) by appropriate proceedings so long as such proceedings do not involve any material risk of sale, forfeiture or loss of any Collateral and do not and will not adversely affect Lender's right, title and interest in the Collateral.

         8. Lender's Right to Perform for Borrower. If any Borrower fails to perform or comply with any Obligations contained in the Loan Documents, Lender may (but shall not be obligated to do so), on ten (10) days' notice (or such shorter, or no, notice, as may be reasonable under the circumstances) to Borrowers, if such failure is not cured by the last day of such period, itself perform or comply with such Obligations, and the amount of the reasonable costs and expenses of Lender incurred in connection with such performance or compliance, together with interest on such amount from the date paid by Lender until the date repaid by Borrowers to Lender, at the Default Rate, shall be payable by Borrowers to Lender upon demand. No such performance or compliance by Lender shall be deemed a waiver of the rights and remedies of Lender or any successor or assignee of Lender against Borrowers hereunder or be deemed to cure any Default of Borrowers hereunder. All such sums and amounts so expended by Lender shall be repayable by Borrowers immediately without notice or demand, shall be secured by the Vessels and related Collateral, and shall bear interest from the date said amounts are expended at the Default Rate.

         9. Delinquent Payments; Interest; Late Charges. If Borrowers fail to pay any of the Installments within ten (10) days after receipt of notice from Lender that the same were not paid when due, Borrowers shall pay to Lender interest on such overdue Installment, from the date it became due until paid, at the Default Rate. Such interest shall be payable by Borrowers upon demand by Lender and shall be deemed part of the Obligations secured by the Vessels and related Collateral securing the Note. Borrowers shall also pay Lender any late charges pursuant to the terms of the Note. In no event shall such late charge exceed the maximum amounts permitted under Applicable Law.

         10. Personal Property; Liens; Warranty of Title. Except for Permitted Maritime Liens, Borrowers shall (i) promptly after becoming aware of the existence thereof, give Lender written notice of any Lien on the Collateral,
(ii) promptly, at Borrowers' sole cost and expense, take such action as may be necessary to discharge any such Lien, and (iii) indemnify and hold Lender harmless from and against any loss or damage caused by any such Lien. Maritrans Navigator Co. warrants that it has good, valid and marketable title to the Equipment, and that (i) the security interest in the Collateral granted to Lender under the Loan Documents, when properly perfected by any required filing, shall constitute a valid and perfected first priority Lien and security interest in the Collateral and, (ii) the Collateral is not subject to, and Borrowers will not grant or permit to exist, any Liens or claims on or against the Collateral, whether senior, superior, junior, subordinate or equal to the security interest granted to Lender under the Loan Documents, or otherwise.

         11. Events of Default; Remedies.

                  (a) As used herein, the term "Event of Default" shall mean any of the following events: (1) Borrowers fail to pay any Installment within ten
(10) days after the date due; (2) Any Borrower breaches any of its other Obligations under any of the Loan Documents and fails to cure the same within thirty (30) days after written notice thereof (except a Default under Article 1 of the Preferred Marine Mortgage to which the thirty (30) day notice shall not apply); (3) any dissolution, termination of existence, merger (unless the applicable Borrower is the surviving entity and such merger does not have a material adverse effect on such Borrower), consolidation (unless the applicable Borrower is the surviving entity and such consolidation does not have a material adverse effect on such Borrower); (4) a receiver, trustee, conservator or liquidator is appointed of any Borrower or of all or a substantial part of any Borrower's assets, with or without the application or consent of such Borrower as applicable and, if such appointment is made without the consent of such Borrower as applicable, such appointment is not terminated or otherwise dismissed within sixty (60) days thereafter; (5) a petition is filed by or against any Borrower under any Bankruptcy, insolvency or similar legislation and, if such petition is filed without the consent of such Borrower as applicable, such filing is not dismissed within sixty (60) days thereafter; (6) any representation or warranty made by any Borrower as applicable herein or in any of the Loan Documents, certificates, financial statements or other statements furnished to Lender in connection with the Loan shall prove to be false or misleading in any material respect as of the date on which the same was made; (7) any Borrower, as applicable, shall fail to satisfy within sixty (60) days after the later of (i) entry thereof or (ii) the termination of the most recent stay, any final judgment rendered against such Borrower as applicable, by any court of competent jurisdiction where the judgment is in excess of $500,000;
(8) (i) any of the Liens created or granted under the Loan Documents, or intended to be granted or created thereby, to Lender shall fail, with respect to any material Item of Equipment, to be a valid, first priority, perfected Lien subject to no prior or equal Lien and the Note secured thereby shall not have been paid in full within thirty (30) days after any Borrower becomes aware thereof; or (ii) additional Lien or Liens, except Permitted Maritime Liens, attach(es) to the Equipment unless the Note shall be paid in full, or the Vessel (or other Item or Items of Equipment material to the operation of the Vessel in compliance with the provisions of the Loan Documents) becomes subject to risk of imminent seizure or forfeiture, unless the Note shall have been paid in full;
(9) any Event of Default, under and as defined in the Note or Preferred Marine Mortgage, shall occur and be continuing; (10) Maritrans Inc. shall fail to comply with the financial covenants set forth in Section 16 hereof; (11) if the Charter Agreement is cancelled or terminated prior to the expiration of the term thereof or any material event of default shall occur and be continuing after applicable notice and cure period under the Charter Agreement; or (12) the Charter Agreement shall expire and not be replaced by a renewal or replacement charter acceptable to Lender.

                  (b) (i) Upon the occurrence of an Event of Default, Lender, at its option, may declare any or all of Borrowers' Obligations under the Loan Documents, including, without limitation, the Note, to be immediately due and payable, without demand or notice to Borrowers and Lender shall have the immediate right to enforce its security interests in Collateral, and under the Preferred Marine Mortgage; provided, however, that if the Event of Default results from the arrest or attachment of the Vessel and Borrowers pay the Note in full within ten (10) days of Lender's demand for payment, such Event of Default shall be deemed cured. If Borrowers fail to make such a payment within ten (10) days, the Obligations and liabilities accelerated thereby shall bear interest, both before and after any judgment, until paid in full at the Default Rate.

                        (ii) Furthermore, upon the occurrence of an Event of Default, Lender shall have, in addition to the rights and remedies provided herein, in the other Loan Documents or by law, the rights and remedies of a secured party under the Uniform Commercial Code under the laws of the State of New York (the "UCC") (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further Lender may do any one or more of the following as Lender in its sole discretion may elect, with or without judicial process or the aid and assistance of others: (A) enter and remain on any premises on which any of the Equipment may be located and, without resistance or interference by Borrowers, and without liability to Lender by reason of such entry or taking possession, take possession of the Equipment;
(B) prepare for sale and sell or otherwise dispose of any Equipment at its location; (C) require Borrowers to assemble and make available to Lender, at Borrowers' expense, any Equipment at any place and time designated by Lender;
(D) remove any Equipment from any such premises for the purpose of effecting sale or other disposition thereof; (E) without demand and without advertisement, notice, hearing or process of law, all of which Borrowers hereby waive, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, in its reasonable discretion; (F) lease all or any portion of the Equipment on such terms and conditions as Lender in its reasonable discretion may determine; or (G) enforce all rights to payment with respect to any and all Collateral. In addition to all other sums due Lender hereunder, Borrowers shall pay Lender all reasonable costs and expenses incurred by Lender, including reasonable attorneys' fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Loan, or in the prosecution or defense of any action or proceeding by or against Lender or Borrowers concerning any matter arising out of or connected with the Loan Documents, the Collateral or the Loan, including without limitation any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code.

                        (iii) Borrowers' Waivers Regarding Disposition of the Equipment. If an Event of Default occurs, Borrowers agree that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to Borrowers in accordance with the notice provisions hereof at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. Lender shall not be obligated to make any sale or other disposition of the Equipment regardless of notice having been given. Lender may be the purchaser at any such public sale. Lender may postpone or cause the postponement of the sale of all or any portion of the Equipment by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was rescheduled. None of Lender's rights or remedies hereunder are intended to be exclusive of, but each shall be cumulative and in addition to, any other right or remedy referred to hereunder or otherwise available to Lender or its assigns at law or in equity, and may be pursued singly, successively or concurrently at the sole discretion of Lender and may be exercised as often as occasion therefor shall occur. The failure to exercise, or any delay in the exercise of, any right or remedy shall in no event be construed as a waiver, release or exhaustion of any such remedies. No express or implied waiver by Lender of any Event of Default shall constitute a waiver of any other Event of Default or a waiver of any of Lender's rights upon the reoccurrence of any such Event of Default.

                  (c) Borrowers hereby authorize Lender, upon the occurrence and during the continuation of any Event of Default hereunder, at Lender's option to adjust, compromise and settle any losses under any insurance afforded under the Loan Documents, and Borrowers do hereby irrevocably constitute Lender and each of its designees, as its attorneys-in-fact, with full power and authority, upon the occurrence and during the continuation of any Event of Default hereunder, to effect such adjustment, compromise and/or settlement and to endorse any drafts drawn by an insurer of the Equipment or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance; but unless Lender elects to adjust, compromise or settle losses as aforesaid, such insurance proceeds shall be subject to the Lien and security interest of Lender hereunder.

                  (d) Upon the occurrence, and during the continuation, of an Event of Default hereunder, (i) any proceeds of any Collateral shall be applied in accordance with the Note and/or Preferred Marine Mortgages, and (ii) any other amounts received by Lender in respect of the Loan may be applied first to costs of collection and thereafter, in reduction of Borrowers' Obligations in respect of the Loan, in such order and manner as Lender may direct in its sole discretion, and Borrowers irrevocably waive the right to direct the application of such amounts and agrees that Lender shall have the continuing and exclusive right to apply any and all such amounts in Lender's sole discretion, notwithstanding any entry to the contrary upon any of its books and records. Borrowers shall remain liable to Lender with respect to any deficiency remaining with respect to the Loan after application of such proceeds and other amounts in accordance with the Loan Documents, and any surplus remaining after such application shall be paid over to Borrowers or to whomsoever may be entitled thereto.

                  (e) To the extent that any of the Loan is now or hereafter secured by property other than the Collateral, or by a guarantee, endorsement or property of any other Person, then Lender also shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of an Event of Default hereunder, and Lender shall have the right, in its sole discretion, to determine which rights, Liens, security interests or remedies Lender shall at any time pursue, relinquish, subordinate or modify, without in any way affecting the Loan or any of Lender's rights under this Agreement.

         12. Notices. All notices and other communications hereunder shall be in writing and shall be transmitted by hand, facsimile or telex, overnight courier or certified mail (return receipt requested), postage prepaid. Such notices and other communications shall be addressed to the respective party at the address set forth in this section or at such other address as any party may from time to time designate by notice duly given in accordance with this Section. Such notices and other communications shall be effective upon receipt (in the case of transmittal by hand, courier or certified mail, receipt being deemed to occur when receipted for or, if delivery is refused, upon attempted delivery; and, in the case of transmittal by facsimile or telex, receipt being deemed to occur upon confirmation of receipt via confirmed facsimile or telex transmission).

         If to Borrowers:      Maritrans Inc.
                               Two Harbour Place
                               302 Knights Run Avenue, Suite 1200
                               Tampa, FL  33602
                               Attention:  Walter Bromfield, Vice President/CFO
                               Facsimile:  (813) 221-2769

                               Maritrans Navigator Co.
                               Two Harbour Place
                               302 Knights Run Avenue, Suite 1200
                               Tampa, FL  33602
                               Attention:  Arthur J. Volkle, Jr. Vice President
                               Facsimile:  (813) 221-2769

         If to Lender:         PNC Leasing, LLC
                               Two PNC Plaza
                               620 Liberty Avenue
                               Pittsburgh, PA  15222
                               Attention:  Portfolio Administration Manager
                               Facsimile:  (412) 762-7575

         13. General Indemnification. Borrowers shall pay, and shall indemnify and hold Lender harmless from and against, any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including reasonable attorneys' fees), Obligations, liabilities, demands and judgments, and Liens, of any nature whatsoever (collectively, a "Liability") arising out of or in any way related to: (a) the Loan Documents or any other written agreement entered into by Borrowers in connection with the transactions contemplated hereby and thereby or any amendment, waiver or modification of any of the foregoing or the enforcement of any of the terms hereof or thereof; (b) a failure by Borrowers, or by any charterer from or other user authorized by Borrowers, to comply fully with any Environmental Law with respect to the Equipment or its operation or use; and (c) any Borrower's failure to perform any covenant, or breach of any representation or warranty under the Loan Documents; provided, that the foregoing indemnity shall not extend to the Liabilities to the extent resulting from the gross negligence or willful misconduct of Lender. Borrowers shall deliver promptly to Lender (x) copies of any material communications (including enclosures) received from the United States Coast Guard or any state, county or municipal environmental or health agency concerning the Equipment or its operation and (y) copies of any material communications (including enclosures) submitted by any Borrower or any of its subsidiaries to the United States Coast Guard or any state, county or municipal environmental or health agency concerning the Equipment or its operation.

         14. Severability; Captions. Any provision of this Agreement or any of the Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction. Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof.

         15. Financial and Other Data. During the Term hereof, Maritrans Inc. shall furnish Lender:

                  (a) Quarterly Financial Statements. Within sixty (60) days after the end of each quarterly period (except the last) of each fiscal year, consolidated financial statements of Maritrans Inc. internally prepared in accordance with GAAP.

                  (b) Annual Financial Statements. Within 120 days after the last day of each fiscal year, consolidated financial statements of Maritrans Inc., prepared in accordance with GAAP and, audited by an independent public accountant and reported on without qualification or exception arising out of the scope of the audit.

                  (c) Quarterly Compliance Certificates. Within 120 days after the end of each fiscal year and within 60 days after the end of each of the first three quarters of each fiscal year of the Company, the Borrowers shall deliver to the Lender a Quarterly Compliance Certificate dated as of the end of such fiscal year or quarter and signed by an Authorized Financial Officer of Maritrans Inc.

                  (d) Accountants' Certificate. Each set of consolidated statements and balance sheet delivered by the Borrowers pursuant to 15(b) shall be accompanied by a certificate or report dated the date of such statements and balance sheet by the accountants who certified such statements and balance sheet stating in substance that they have reviewed this Agreement and the Quarterly Compliance Certificates delivered by the Borrowers as of the end of such fiscal year, and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Event of Default or any inaccuracy in the Quarterly Compliance Certificate as of the end of such fiscal year, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof.

                  (e) Other. Borrowers shall also furnish such other financial reports, information or data as Lender may reasonably request from time to time.

         16. Financial Covenants. So long as any Obligations under the Loan Documents remain outstanding, Maritrans Inc. shall maintain the financial covenants in this Section 16. Financial terms and calculations will be in accordance with GAAP. Unless otherwise provided herein, all covenants will be calculated with reference to the financial performance of Maritrans Inc. on a Consolidated basis.

                  (a) Interest Coverage Ratio. Maritrans Inc.'s Interest Coverage Ratio, measured on a Consolidated basis at each Measuring Date, shall never be less than 4.50:1 for each Measuring Date.

                  (b) Fixed Charge Coverage Ratio. Maritrans Inc.'s Fixed Charge Coverage Ratio, measured on a Consolidated basis at each Measuring Date, shall not be less than 1.75:1 for each Measuring Date.

                  (c) Total Liabilities to Tangible Net Worth Ratio. Maritrans Inc.'s Total Liabilities to Tangible Net worth Ratio, measured on a Consolidated basis at each Measuring Date, shall not be more than 2.00:1 for each Measuring Date.

                  (d) Funded Debt to EBITDA Ratio. Maritrans Inc.'s Funded Debt to EBITDA Ratio, measured on a Consolidated basis, shall not be greater than 2.25:1 for each Measuring Date.

                  (e) Capital Expenditures. Maritrans Inc. shall not contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a Lien or otherwise) during any period below in the aggregate amount in excess of the amount set forth for such period:

                  Fiscal Year Ending December 2002            $30,000,000
                  Fiscal Year Ending December 2003            $30,000,000
                  Fiscal Year Ending December 2004            $30,000,000
                  Fiscal Year Ending December 2005            $50,000,000
                  Fiscal Year Ending December 2006            $50,000,000

; provided however, that the above limitations for Capital Expenditures shall be cumulative from Fiscal year to Fiscal Year, such that any unused amount will be carried forward to the next Fiscal Year. By way of example and not by way of limitation, if the actual amount of Capital Expenditures for Maritrans Inc. in Fiscal Year ending December 31, 2001 is $25,000,000, the Capital Expenditure limitations for Maritrans Inc. in the Fiscal Year ending December 31, 2002 would be increased by $5,000,000 to $35,000,000, and if thereafter the actual amount of Capital Expenditures for Maritrans Inc. in Fiscal Year ending December 31, 2002 is $25,000,000, the Capital Expenditure limitation for Maritrans Inc. in the Fiscal Year ending December 31, 2003 would be increased by $10,000,000 to $40,000,000.

                  (f) Definitions. For purposes of Section 15 and this Section 16, the definitions set forth in Schedule A hereto shall apply.

         17. Representations and Warranties of Borrowers. Each Borrower represents and warrants, as of the date hereof, that (a) Borrower is duly organized and validly existing, in good standing under the laws of the state of its organization; (b) the execution, delivery and performance of the Loan
Documents: (1) have been duly authorized by all necessary corporate action on the part of Borrower, (2) do not require the approval of any stockholder, partner, member, trustee, or holder of any Obligations of Borrower except such as have been duly obtained, and (3) do not contravene any law, governmental rule, regulation or order now binding on Borrower, or the charter, by-laws or organizational documents of Borrower, or contravene the provisions of, or constitute a Default under, or result in the creation of any Lien or encumbrance upon the property of Borrower under, any indenture, mortgage, contract or other agreement to which Borrower is a party or by which it or its property is bound;
(c) the Loan Documents, when entered into, will constitute legal, valid and binding Obligations of Borrower enforceable against Borrower in accordance with the terms thereof; (d) there are no pending actions or proceedings to which Borrower is a party, and there are no other pending or threatened actions or proceedings of which Borrower has knowledge, before any court, arbitrator or administrative agency, in any such case which, either individually or in the aggregate, would have a material adverse effect on Borrower; (e) Borrower is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any Installments under any agreement which, either individually or in the aggregate, would have a material adverse effect on Borrower; (f) the financial statements of Maritrans Inc., copies of which have been furnished to Lender have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present such Borrower's financial condition and the results of its operations as of the date of and for the period covered by such statements (subject, in the case of quarterly financial statements, to usual year-end adjustments), and since the date of such statements there has been no material adverse change in such conditions or operations; (g) the address stated above is the chief place of business and chief executive office of Borrower; (h) Borrower does not conduct business under a trade, assumed or fictitious name, except as Borrower has notified Lender in writing; (i) this Agreement and the Preferred Marine Mortgage create valid security interests in the Collateral securing payment and performance of Borrowers' Obligations in respect of the Loan evidenced thereby, subject to no Liens; (j) Borrower has filed or has caused to have been filed all Federal, state and local tax returns which, to the knowledge of Borrower, are required to be filed, and has paid or caused to have been paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by Borrower and adequate reserves therefor have been established as required under GAAP. To the extent Borrower believes it advisable to do so, Borrower has set up reserves which are believed by Borrower to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities; (k)(x) Borrower is not in violation of any Applicable Law, the violation of which would have a material adverse effect on Borrower and (y) except to the extent that failure to do so would not have a material adverse effect on Borrower, Borrower has obtained any and all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business; and (l) none of the proceeds of the Loan will be used, directly or indirectly, by Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 C.F.R.
Part 207), or "margin stock" within the meaning of Regulation U (12 C.F.R. Part
221), of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock") or for any other purpose which might make the transactions contemplated herein a "purpose credit" within the meaning of Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes; (m) Maritrans 250 Co. and Maritrans Intrepid Co., respectively, is, and during the Term of the Loan, shall be a citizen of the United States under Section 2 of the Shipping Act, 1916, as amended; (n) Maritrans Inc. does not have rights or interests in the Collateral.

         18. Perfection. Maritrans Navigator Co., agrees to execute and deliver to Lender such further agreements and assignments or other instruments, and to do all such other things as Lender may reasonably deem necessary or appropriate to assure to Lender the perfection and priority of its security interests under the Loan Documents. MARITRANS NAVIGATOR CO., HEREBY AUTHORIZES LENDER TO AUTHENTICATE AND FILE UCC FINANCING STATEMENTS AND AMENDMENTS DESCRIBING THE COLLATERAL. MARITRANS NAVIGATOR CO., FURTHER APPOINTS LENDER OR ITS ASSIGNEE AS

ITS TRUE AND LAWFUL ATTORNEY IN FACT, IRREVOCABLY AND COUPLED WITH AN INTEREST, TO EXECUTE AND FILE ON BEHALF OF MARITRANS NAVIGATOR CO., ALL UCC FINANCING STATEMENTS WHICH IN LENDER'S SOLE BUT REASONABLE DISCRETION ARE NECESSARY OR PROPER TO SECURE LENDER'S INTEREST IN THE EQUIPMENT IN ALL APPLICABLE JURISDICTIONS. Each Borrower further covenants and agrees that it will not change its legal name or be a party to a merger, consolidation or other change in structure without at least ten (10) days' prior written notice to Lender; and shall execute and deliver to Lender (to be recorded at Borrower's expense) all UCC statements as may be required by Lender in connection with such event.

         19. More than One Borrower. The obligations of Maritrans Inc. ("Maritrans"), and Maritrans Navigator Co. ("Navigator Co.") are joint and several. Each reference to the term "Borrower" shall be deemed to refer to each of Maritrans, and Navigator Co.; each representation and warranty made by Borrower shall be deemed to have been made by each such party; each covenant and undertaking on the part of Borrower shall be determined individually and applied with respect to each such party; and each event constituting a Default under this Agreement shall be determined with respect to each such party. A separate action or actions may be brought and prosecuted against any such party whether an action is brought against any other party or whether any other party is joined in any such action or actions. Each such party waives any right to require Lender to: (a) proceed against any other party; (b) proceed against or exhaust any security held from any other party; or (c) pursue any other remedy in Lender's power whatsoever. Notices hereunder required to be provided to Borrower shall be effective if provided to Maritrans.

         In the event any obligation of Borrower under this Agreement is deemed to be an agreement by any individual Borrower to answer for the debt or default of another individual Borrower (including each other) or as an accommodation or as an hypothecation of property as security therefor, each Borrower represents and warrants that: (x) no representation has been made to it as to the creditworthiness of any other obligor, and (y) it has established adequate means of obtaining from each other obligor on a continuing basis, financial or other information pertaining to each other obligor's financial condition. Each Borrower expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever, or the alteration or release in any manner of any security now or hereafter held in connection with any obligations now or hereafter secured by this Agreement. Should any default by made in the payment of any such obligations or in the terms or conditions of any security held, Lender is hereby expressly given the right, at its option, to proceed in the enforcement of this Agreement independently of any other remedy or security it may at any time hold in connection with such obligations secured and it shall not be necessary for Lender to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce its rights against any Borrower. Each Borrower further waives any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid to Lender by any Borrower.

         20. Miscellaneous. Time is of the essence with respect to this Agreement. Any failure of Lender to require strict performance by Borrower or any waiver by Lender of any provision herein shall not be construed as a consent or waiver of any provision of this Agreement. None of the Loan Documents may be amended except by a writing signed by Lender and Borrowers. This Agreement will be binding upon Lender only if executed by a duly authorized officer or representative of Lender. This Agreement, and all other Loan Documents to which Borrowers are or are to become a party, shall be executed on Borrowers' behalf by Authorized Signers of Borrowers. Borrowers hereby waive presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Loans, and all other notices and demands whatsoever (except as expressly provided herein). The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the conflict of laws principles of such state, including all matters of construction, validity and performance.

         21. Jury Trial Waiver. LENDER AND BORROWERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LENDER OR BORROWERS MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THE LOAN DOCUMENTS OR SECURED OBLIGATIONS. THIS WAIVER IS MADE KNOWINGLY, WILLINGLY AND VOLUNTARILY BY LENDER AND BORROWERS WHO EACH ACKNOWLEDGE THAT NO REPRESENTATIONS HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.

         22. Interpretation. In the event that any term or condition of the Note conflicts with or is inconsistent with any term or condition of this Loan Agreement, the terms and conditions of the Note shall prevail. In the event that any term or condition of the Preferred Marine Mortgages conflicts with or is inconsistent with the terms and conditions of this Loan Agreement, the terms and conditions of the Preferred Marine Mortgages shall prevail.

         23. Entire Agreement. This Agreement and the other Loan Documents collectively constitute the entire understanding or agreement between Lender and Borrower with respect to the financing of the Equipment, and there is no understanding or agreement, oral or written, which is not set forth herein or therein.

         24. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, Borrowers and Lender have executed this Loan and Security Agreement as of the date first above written.

                                       Borrowers:
                                       MARITRANS INC.


                                       By:      Walter T. Bromfield
                                                --------------------------------
                                                Name:   Walter T. Bromfield
                                                Title:  Vice President and
                                                        Chief Financial Officer

                                       MARITRANS NAVIGATOR CO.


                                       By:      Arthur J. Volkle, Jr.
                                                --------------------------------
                                                Name:   Arthur J. Volkle, Jr.
                                                Title:  Vice President

         IN WITNESS WHEREOF, Borrowers and Lender have executed this Loan and Security Agreement as of the date first above written.

                                       Lender:
                                       PNC LEASING, LLC


                                       By: Robert E. Doyle
                                          --------------------------------------
                                             Name: Robert E. Doyle
                                                  ------------------------------
                                             Title:   Vice President

                                   Schedule A
                                   ----------

Financial Covenant Definitions

         1) "Interest Coverage Ratio" means, for Maritrans Inc. on a Consolidated basis, as of the Measuring Date in question, the quotient obtained by dividing the EBIT of Maritrans Inc. on a Consolidated basis for the Four-Quarter Period ending on the Measuring Date by the Prior Period Interest of Maritrans Inc. on a Consolidated basis, which may also be expressed by the following formula:

                  Interest Coverage Ratio =          EBIT
                                                     ----
                                                     Prior Period Interest

                  (a) "EBIT" means, for any period, the Net Income (Loss) of Maritrans Inc. on a Consolidated basis for such period, plus interest expense and income tax expense, in each case of Maritrans Inc. on a Consolidated basis for such period determined in accordance with GAAP.

                  (b) "Prior Period Interest" means interest accrued or accruing on Maritrans Inc.'s obligations on a Consolidated basis during the Four-Quarter Period ending on the relevant Measuring Date.

         2) "Fixed Charge Coverage Ratio" means, for Maritrans Inc. on a Consolidated basis, as of the Measuring Date in question, the quotient obtained by dividing the EBITDA of Maritrans Inc. on a Consolidated basis for the Four-Quarter Period ending on the Measuring Date by the sum of the following for Maritrans Inc. on a Consolidated basis for the Four-Quarter Period ending on the Measuring Date:

                  (a) Prior Period Interest, plus
                  (b) CMLTD, plus
                  (c) Tax expense, plus
                  (d) Dividends Paid, plus
                  (e) Share Repurchases

- which may also be expressed by the following formula:

                  Fixed Charge Coverage Ratio =              EBITDA
                                                             ------

                                                    Prior Period Interest + CMLTD + Tax
                                                    Expense +  Dividends Paid + Share
                                                    Repurchases

                  (a) "EBITDA" means, for any period, the Net Income (Loss) of Maritrans Inc. on a Consolidated basis for such period, plus interest expense, income tax expense, amortization and depreciation expense, and extraordinary losses, minus extraordinary gains, in each case of Maritrans Inc. on a Consolidated basis for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

                  (b) "Prior Period Interest" - see above.

                  (c) "CMLTD" means an amount equal to the installments of principal to be paid in respect of all Long Term Debt during the Four-Quarter Period immediately following a relevant Measuring Date.

                  (d) "Taxes" means any present or future taxes, levies, impost, deductions, charges, and all liabilities with respect thereto, calculated in accordance with GAAP.

                  (e) "Dividends Paid" means the aggregate amount of Cash or other property (other than Maritrans capital stock) paid by Maritrans to Maritrans' shareholders pro rata based upon the number of shares of Maritrans capital stock outstanding at the time of such payment.

                  (f) "Share Repurchases" means the aggregate amount of Cash, the principal amount of any promissory note or other consideration paid by Maritrans for the purchase by Maritrans of outstanding shares of Maritrans' capital stock.

         3) "Total Liabilities to Tangible Net Worth Ratio" means, for Maritrans Inc. as of the Measuring Date which is the end of each Four-Quarter Period, the quotient obtained by dividing (a) the Total Liabilities of Maritrans Inc. on a Consolidated basis as of such Measuring Date by (b) the Tangible Net Worth of Maritrans Inc. on a Consolidated basis as of such Measuring Date.

                  (a) "Total Liabilities" means, at any date, the amount of total liabilities of a Person which would be properly classified as total liabilities of such Person on a balance sheet at such date in accordance with GAAP.

                  (b) "Tangible Net Worth" means the Consolidated stockholders' equity of [the Companies] determined and consolidated in accordance with GAAP, except that there shall be deducted from such Consolidated stockholders' equity on a Consolidated basis all treasury stock and all intangible assets of [the Companies] including but not limited to goodwill, organization costs, patents, copyrights, trademarks, trade names, franchises, licenses, research and development expenses, unamortized debt discount and expense, and deferred charges.

         4) "Funded Debt to EBITDA Ratio" means, for Maritrans Inc., as of the Measuring Date which is the end of each Four-Quarter Period, the quotient obtained by dividing (a) Funded Debt of Maritrans Inc. on a Consolidated basis as of such Measuring Date by (b) Maritrans Inc.'s EBITDA for the Four-Quarter Period ending on the Measuring Date.

                  (a) "Funded Debt" means, with respect to any Person at any time, all Debt (including the current portion thereof) of such Person which would at such time be classified in whole or in part as a long-term liability of such Person in accordance with GAAP and shall also and in any event include (a) any Debt having a final maturity more than one year from the date of creation of such Debt and (b) any Debt, regardless of its term, which is renewable or extendable by such Person (pursuant to the terms thereof or pursuant to a revolving credit or similar agreement or otherwise) to a date more than one year from such date or more than one year from the date of the creation of such Debt, and also including, in the case of the Borrowers, the Obligations.

                  (b) "EBITDA" - see above.

         5) "Capital Expenditures" means, for any period, the aggregate of all expenditures of Maritrans Inc. during such period on account of property, plant, equipment or similar fixed assets, which, in accordance with GAAP, are required to be included or reflected in the Consolidated balance sheet of Maritrans Inc.

         6) "Consolidated" means: (a) with reference to a Subsidiary or Subsidiaries, such entity the financial statements of which are consolidated with those of Maritrans for financial reporting purposes on the date or for the period as or with respect to which a determination is made; and (b) with reference to an item for financial accounting or reporting purposes, such item of Maritrans (or any other applicable Borrower) and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         7) "Authorized Financial Officer" means the Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller, from time to time, of Maritrans Inc.

         8. "Measuring Date" means each date which is the end of a fiscal quarter of Maritrans Inc.

         9) "Company" or "Companies" means, collectively, Maritrans Inc., and each of the other Borrowers, and each of their Consolidated Subsidiaries.

         10) "Subsidiary" means a corporation, partnership, limited liability company, business trust, joint venture or other business entity or organization as to which more than fifty percent (50%) of the equity or voting control is owned or controlled directly or indirectly by Maritrans Inc. or by or through one or more of its Subsidiaries, and "Subsidiaries" means all of them.